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Exhibit10.7

        EXECUTION COPY

FIRST AMENDMENT
TO CREDIT AGREEMENT

among

PG&E NATIONAL ENERGY GROUP CONSTRUCTION COMPANY, LLC
the LENDERS party hereto

and

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent and Security Agent

Dated as of June 5, 2002

        FIRST AMENDMENT (the "First Amendment"), dated as of June 5, 2002, to the Credit Agreement (as defined below) among PG&E NATIONAL ENERGY GROUP CONSTRUCTION COMPANY, LLC, a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions or entities parties hereto (the "Lenders") and SOCIETE GENERALE, as administrative agent (in such capacity, the "Administrative Agent") and as security agent (in such capacity, the "Security Agent"). Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings set forth in Section 1 of the Credit Agreement (as defined below) and the rules of usage set forth therein shall apply to this First Amendment.

        A.    Under the terms of the Credit Agreement, dated as of May 29, 2001, among the Borrower, the Lenders, the Administrative Agent and the Security Agent (the "Credit Agreement"), upon the occurrence of a NEG Downgrade Event, the Loans shall be subject to mandatory prepayment (the "Ratings Trigger").

        B.    The Borrower has requested amendments to the Credit Agreement with respect to the Ratings Trigger.

        C.    In light of the foregoing, the parties hereto have agreed to amend the Credit Agreement in the manner set forth in this First Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1.    Amendments.    The Credit Agreement is hereby amended as follows:

          1.1    Section 1.1    shall be amended by:

            (a)  amending the definition of "Applicable Margin" by deleting the table therein in its entirety and replacing it with the following:

Pricing Grid
Rating of Guarantor by S&P/Moody's	LIBOR Margin (bps)	ABR Margin (bps)
A-/A3 or higher	112.50	50.00
BBB+/Baa1	150.00	62.50
BBB/Baa2	225.00	125.00
BBB-/Baa3	275.00	175.00
BB+/Ba1	350.00	250.00
Lower than BB+/Ba1	450.00	350.00

            (b)  deleting the definition of "Commitment Fee Rate" in its entirety and replacing it with the following:

            "Commitment Fee Rate": the applicable rate per annum set forth below:

Rating of Guarantor's long term unsecured debt by S&P/Moody's (or if ratings of such debt have not been issued by such agencies, such debt is impliedly rated by an issuer rating or an indicative rating of the same level)
Commitment Fee Rate (%)
BBB+/Baa1 or higher	0.375
BBB/Baa2	0.500
BBB-/Baa3	0.625
BB+/Ba1	0.750
Lower than BB+/Ba1	0.875

            (c)  inserting the following definition immediately after the definition of "Federal Funds Effective Rate":

            ""First Amendment" means the First Amendment, dated as of June 5, 2002, among the Borrower, the Lenders, the Administrative Agent and the Security Agent."

            (d)  inserting the following definition immediately after the definition of "Hitachi":

            ""Incipient NEG Downgrade Event" means, (i) unless the NEG Guarantee Release Date has occurred, the Guarantor's senior unsecured long term debt (x) ceases to be rated at least BBB- by S&P and (y) ceases to be rated at least Baa3 by Moody's (or if ratings of such debt have not been issued by such rating agencies, such debt ceases to be impliedly rated by an issuer rating or indicative rating at least BBB- by S&P and Baa3 by Moody's) and (ii) if a Substitute Credit Support Instrument in the form of a guaranty under clause (b) of the definition thereof has been provided pursuant to Section 2.07 of the Guarantee, from and after the effectiveness of such Substitute Credit Support Instrument, the senior unsecured long term debt of the guarantor thereunder (x) ceases to be rated at least BBB- by S&P and (y) ceases to be rated at least Baa3 by Moody's (or if ratings of such debt have not been issued by such rating agencies, such debt ceases to be impliedly rated by an issuer rating or indicative rating at least BBB- by S&P and Baa3 by Moody's)."

            (e)  deleting the definition of "Loan Documents" in its entirety and replacing it with the following:

            ""Loan Documents": this Agreement, the First Amendment, the Security Documents and the Notes."

            (f)    inserting the following definition immediately after the definition of "NEG Downgrade Event":

            ""NEG Equity Payment Demand" means a demand for payment in excess of $50,000,000 from the Guarantor under an Equity Funding Arrangement (as such term is defined in the Guarantee) as a result of the downgrade of the Guarantor's credit rating to below BBB- by S&P and/or Baa3 by Moody's as provided under such Equity Funding Arrangement."

          1.2  Clauses (i) and (ii) of Section 2.7(a) shall be deleted in their entirety and replaced with the following:

            "2.7 Mandatory Prepayment of Loans and Commitment Reductions. (a)(i) Prior to the NEG Guarantee Release Date, upon (1) the occurrence and continuance of a NEG Trigger Event with respect to the Guarantor, (2) the occurrence of a NEG Equity Payment Demand with respect to the Guarantor or (3) the occurrence and continuance of a NEG Downgrade Event with respect to the Guarantor and the Borrower's failure to perform any of its obligations under Section 6.9 with respect to the Guarantor, the Loans shall be subject to mandatory prepayment in full, in the case of a NEG Trigger Event, on the date that is five Business Days after receipt by the Borrower from the Security Agent of a copy of the Payment Demand under the Guarantee or, in the case of a NEG Downgrade Event or a NEG Equity Payment Demand, on the date that is five Business Days after the receipt by the Borrower from the Security Agent of a written notice of such NEG Downgrade Event or such NEG Equity Payment Demand."

            "(ii) If a Substitute Credit Support Instrument in the form of a guaranty is provided pursuant to clause (b) of the definition thereof in accordance with Section 2.07(b) of the Guarantee, upon the occurrence and continuance of (1) a NEG Trigger Event or (2) a NEG Downgrade Event and the Borrower's failure to perform any of its obligations under Section 6.9, in each case with respect to such Substitute Credit Support Instrument, the Loans shall be subject to mandatory prepayment in whole on the date of occurrence of such event."

          1.3    Section 6.7    shall be amended by (i) deleting the word "and" at the end of clause (d), (ii) deleting the period at the end of clause (e) and replacing it with "; and" and inserting a new clause (f) as follows:

            "(f) a NEG Equity Payment Demand."

          1.4  A new Section 6.9 shall be inserted as follows:

            "6.9 Financial Covenants Test. Unless the NEG Guarantee Release Date has occurred, on the date of the occurrence of a NEG Downgrade Event with respect to the Guarantor, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer (as defined in the Guarantee) of the Guarantor showing that the Guarantor is in compliance with all of the financial covenants set forth in Section 4.15 of the Guarantee (and setting forth in reasonable detail in such certificate the calculations required to establish such compliance) as of the last day of the month immediately preceding the occurrence of the Incipient NEG Downgrade Event (taking into account in such calculations all Equity Funding Arrangements (as such term is defined in the Guarantee) under which payments, at such time, are due or the Guarantor knows will become due as a result of such NEG Downgrade Event). If a Substitute Credit Support Instrument in the form of a guaranty is in effect, on the date of the occurrence of a NEG Downgrade Event with respect to such Substitute Credit Support Instrument, the Borrower shall deliver to the Administrative Agent a certificate of a financial officer of the guarantor under such Substitute Credit Support Instrument showing that the guarantor is in compliance with all of the financial covenants set forth in such guaranty (and setting forth in reasonable detail in such certificate the calculations required to establish such compliance) as of the last day of the month immediately preceding the occurrence of the Incipient NEG Downgrade Event (taking into account in such calculations all Equity Funding Arrangements (as such term is defined in the Guarantee) under which payments, at such time, are due or the guarantor knows will become due as a result of such NEG Downgrade Event)."

          1.5  A new Section 7.7 shall be inserted as follows:

            "7.7 Ratings Trigger. Unless substantially similar provisions are incorporated in the Guarantee or other Loan Documents on terms reasonably satisfactory to the Administrative Agent, the Borrower shall not permit the Guarantor to enter into or amend, modify or supplement any Equity Funding Arrangement (as such term is defined in the Guarantee) of the Guarantor that causes the Guarantor to become liable, or modifies the terms under which the Guarantor becomes liable, thereunder upon a downgrade of the Guarantor's credit rating by any credit rating agency which would result in such Equity Funding Arrangement or document evidencing Indebtedness to be materially more favorable to the lenders and/or investors or beneficiaries thereunder than the Guarantee is to the Lenders."

          1.6    Section 8.1    shall be amended by deleting clause (d) thereof in its entirety and replacing it with the following:

            "(d) the Borrower shall default in the observance or performance in any material respect of any agreement contained in (i) Sections 7.4 (Nature of Business) or Section 7.5 (Contracts) of this Agreement and such failure shall continue unremedied for a period of 10 days after notice to the Borrower from the Administrative Agent or (ii) Section 7.7 (Ratings Trigger) of this Agreement and such failure shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent; or"

        Section 2.    Representations and Warranties.    To induce the Lenders to enter into this First Amendment, the Borrower hereby represents and warrants that its representations and warranties set forth in Sections 4 of the Credit Agreement will be, after giving effect to this First Amendment, true and correct in all material respects as if made on and as of the date hereof (except to the extent made as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

        Section 3.    Authorizations.    Each Lender hereby authorizes and directs the Administrative Agent and the Security Agent to execute, deliver and perform its obligations, if any, under this First Amendment.

        Section 4.    Effectiveness.    The effectiveness of this First Amendment shall be subject to the satisfaction and/or waiver of the following conditions precedent:

          4.1  This First Amendment shall have been duly authorized, executed and delivered by the parties hereto (it being understood that with respect to the Lenders, execution by at least the Required Lenders shall satisfy this condition) and shall be in full force and effect, and each Lender and the Borrower shall have received a fully executed copy thereof.

          4.2  Each Lender shall have received: (i) a certified copy of the resolutions or minutes or other appropriate documents evidencing the corporate actions of the Borrower authorizing the execution, delivery and performance of this First Amendment, certified by the Secretary or an Assistant Secretary of the Borrower, which certificate shall state that such resolutions or minutes or other appropriate documents, as well as the certificate of formation, the limited liability agreement and other organizational documents (if any) of the Borrower delivered on the Closing Date (as such term is defined in the Credit Agreement), have not been amended, modified, revoked or rescinded; and (ii) an incumbency certificate of the Borrower regarding the officers thereof authorized to execute and deliver on its behalf this First Amendment and any other documents and agreements to be delivered in connection herewith, certified by the Secretary or an Assistant Secretary of the Borrower.

          4.3  Each Lender shall have received an Officer's Certificate of each of the Borrower and PG&E National Energy Group, Inc. ("NEG"), stating that: (i) in the case of the Officer's Certificate of the Borrower, the representations and warranties set forth in Section 4 of the Credit Agreement, are, after giving effect to this First Amendment, true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (ii) in the case of the Officer's Certificate of NEG, the representations and warranties of NEG set forth in Section III of the Guarantee are true and correct in all material respects as of the date hereof, except (A) to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (B) with respect to the representation and warranty under Section 3.04(c) of the Guarantee, such representation and warranty shall be made taking into account the Guarantor's annual report on Form 10-K for the annual period ending December 31, 2001; (iii) in the case of the Officer's Certificate of the Borrower, as of the date hereof, no Default or Event of Default has occurred and is continuing after giving effect to this First Amendment and (iv) in the case of the Officer's Certificate of NEG, as of the date hereof, no Incipient NEG Trigger Event, NEG Trigger Event, Incipient NEG Downgrade Event, NEG Downgrade Event or NEG Equity Payment Demand has occurred and is continuing.

          4.4  Each Lender shall have received the opinion of in-house counsel of Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

          4.5  Each Lender shall have received, in consideration for the execution of this First Amendment, a fee equal to 15 bps of such Lender's Commitment.

          4.6  There shall not have occurred and be continuing (after giving effect to this First Amendment) any Event of Default or Default or any NEG Trigger Event, Incipient NEG Trigger Event, NEG Downgrade Event, Incipient NEG Downgrade Event or NEG Equity Payment Demand.

          4.7  Upon approval by the lenders and, if applicable, investors in each of the following credit facilities and financing documents of amendments thereto substantially similar to and consistent with the amendments contained in this First Amendment as reasonably determined by the Administrative Agent: (a) the Participation Agreement, dated as of August 28, 1999, among Lake Road Generating Company, L.P., Lake Road Trust Ltd., Wilmington Trust Company, the lenders parties thereto, the investors parties thereto and Citibank, N.A. as administrative agent and security agent, and the other relevant documents related thereto (each as amended, modified and supplemented from time to time); (b) the Participation Agreement, dated as of March 7, 2000, among La Paloma Generating Company, LLC, La Paloma Generating Trust Ltd., Wilmington Trust Company, the lenders parties thereto, the investors parties thereto and Citibank, N.A. as administrative agent and security agent, and the other relevant documents related thereto (as amended, modified and supplemented from time to time) and (c) the Credit Agreement, dated as of December 21, 2001, among GenHoldings I, LLC, Société Générale, as administrative agent, Citibank, N.A., as syndication agent, JPMorgan Chase Bank, as issuer of letters of credit thereunder, the financial institutions parties thereto from time to time as lenders, and the other persons party thereto from time to time, and the other relevant documents related thereto (as amended, modified and supplemented from time to time).

        By signing this First Amendment, a Lender is deemed to have confirmed its satisfaction and/or waiver of the conditions precedents set forth above.

        Section 5.    Payment of Expenses.    Borrower agrees to reimburse each of the Administrative Agent and the Security Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and recording of this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of its counsel.

        Section 6.    Counterparts.    This First Amendment may be executed in two or more counterparts (including by facsimile transmission), each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

        Section 7.    Headings.    Section headings used in this First Amendment are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

        Section 8.    Continuing Effect of Loan Documents.    Except as expressly set forth herein, this First Amendment shall not constitute an amendment or waiver of any provision of any Loan Document not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their respective terms.

        Section 9.    Further Assurances.    The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Borrower, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this First Amendment, and the transactions contemplated hereby.

        Section 10.    GOVERNING LAW.    THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PG&E NATIONAL ENERGY GROUP CONSTRUCTION COMPANY, LLC
By:
Name: Title:
Additional signature pages omitted

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